EXHIBIT (21)

The Procter & Gamble Company and Subsidiaries
Subsidiaries of the Registrant

The Procter & Gamble Company and Subsidiaries

The registrant's subsidiaries are listed below, omitting certain entities that have de minimis activity or are in the process of being liquidated that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2017.

Agile Pursuits Franchising, Inc.	Ohio
Agile Pursuits, Inc.	Ohio
Arbora & Ausonia, S.L.U.	Spain
Arbora, S.A.	Spain
Arborinvest, S.A.U.	Spain
Braun (Shanghai) Co., Ltd.	China
Braun GmbH	Germany
Braun-Gillette Immobilien GmbH & Co. KG	Germany
Celtic Insurance Company, Inc.	Vermont
Compania Procter & Gamble Mexico, S. de R.L. de C.V.	Mexico
Compañia Quimica S.A.	Argentina
Corporativo Procter & Gamble, S. de R.L. de C.V.	Mexico
Cosmetic Products Pty. Ltd.	Australia
Detergent Products B.V.	Netherlands
Detergent Products SARL	Switzerland
Detergenti S.A.	Romania
Eurocos Cosmetic GmbH	Germany
Fameccanica Data S.p.A.	Italy
Fameccanica Indùstria e Comèrcio Do Brasil LTDA.	Brazil
Fameccanica Machinery (Shanghai) Co., Ltd.	China
Fater S.p.A.	Italy
Fountain Square Music Publishing Co., Inc.	Ohio
FPG Oleochemicals Sdn. Bhd.	Malaysia
Gillette (China) Ltd.	China
Gillette (Shanghai) Ltd.	China
Gillette Aesop Ltd.	U.K.
Gillette Australia Pty. Ltd.	Australia
Gillette Canada Holdings, Inc.	Delaware
Gillette Commercial Operations North America	Massachusetts
Gillette del Uruguay, S.A.	Uruguay
Gillette Diversified Operations Pvt. Ltd.	India
Gillette Egypt S.A.E.	Egypt
Gillette Group UK Ltd	U.K.
Gillette Gruppe Deutschland GmbH & Co. oHG	Germany
Gillette Holding Company LLC	Delaware
Gillette Holding GmbH	Germany
Gillette India Limited	India
Gillette Industries Ltd.	U.K.
Gillette International B.V.	Netherlands
Gillette Latin America Holding B.V.	Netherlands
Gillette Management LLC	Delaware
Gillette Nova Scotia Company	Canada
Gillette Pakistan Limited	Pakistan
Gillette Poland International Sp. z.o.o.	Poland
Gillette Poland S.A.	Poland
Gillette U.K. Limited	U.K.
Giorgio Beverly Hills, Inc.	Delaware
Hyginett KFT	Hungary

iMFLUX Inc.	Delaware
Industries Marocaines Modernes SA	Morocco
Laboratorios Vicks, S.L.U.	Spain
Liberty Street Music Publishing Company, Inc.	Ohio
Limited Liability Company 'Procter & Gamble Trading Ukraine'	Ukraine
Limited Liability Company with foreign investments “Procter & and Gamble Ukraine”	Ukraine
LLC "Procter & Gamble Novomoskovsk"	Russia
LLL "Procter & Gamble Distributorskaya Compania"	Russia
Marcvenca Inversiones, C.A.	Venezuela
Modern Industries Company - Dammam	Saudi Arabia
Modern Products Company - Jeddah	Saudi Arabia
New Chapter Canada Inc.	Canada
New Chapter, Inc.	Delaware
Olay LLC	Puerto Rico
Oral-B Laboratories	Delaware
P&G Distribution Morocco SAS	Morocco
P&G Hair Care Holding, Inc.	Delaware
P&G Industrial Peru S.R.L.	Peru
P&G Innovation Godo Kaisha	Japan
P&G Israel M.D.O. Ltd.	Israel
P&G K.K.	Japan
P&G Northeast Asia Pte. Ltd.	Singapore
P&G Prestige Godo Kaisha	Japan
P&G Prestige Service GmbH	Germany
P&G South African Trading (Pty.) Ltd.	South Africa
PGT Health Care (Zhejiang) Limited	China
PGT Healthcare LLP	Delaware
Phase II Holdings Corporation	Philippines
PPI ZAO	Russia
Procter & Gamble (Chengdu) Ltd.	China
Procter & Gamble (China) Ltd.	China
Procter & Gamble (China) Sales Co., Ltd.	China
Procter & Gamble (East Africa) Limited	Kenya
Procter & Gamble (Egypt) Manufacturing Company	Egypt
Procter & Gamble (Enterprise Fund) Limited	U.K.
Procter & Gamble (Guangzhou) Consumer Products Co., Ltd.	China
Procter & Gamble (Guangzhou) Enterprise Management Service Company Limited	China
Procter & Gamble (Guangzhou) Ltd.	China
Procter & Gamble (Health & Beauty Care) Limited	U.K.
Procter & Gamble (Jiangsu) Ltd.	China
Procter & Gamble (L&CP) Limited	U.K.
Procter & Gamble (Malaysia) Sdn Bhd	Malaysia
Procter & Gamble (Manufacturing) Ireland Limited	Ireland
Procter & Gamble (Shanghai) International Trade Company Ltd.	China
Procter & Gamble (Singapore) Pte. Ltd.	Singapore
Procter & Gamble Acquisition GmbH	Germany
Procter & Gamble Administration GmbH	Germany
Procter & Gamble Algeria EURL	Algeria
Procter & Gamble Amazon Holding B.V.	Netherlands
Procter & Gamble Amiens S.A.S.	France
Procter & Gamble Argentina SRL	Argentina
Procter & Gamble Asia Pte. Ltd.	Philippines
Procter & Gamble Australia Proprietary Limited	Australia
Procter & Gamble Azerbaijan Services LLC	Azerbaijan

Procter & Gamble Bangladesh Private Ltd.	Bangladesh
Procter & Gamble Blois S.A.S.	France
Procter & Gamble Brazil Holdings B.V.	Netherlands
Procter & Gamble Bulgaria EOOD	Bulgaria
Procter & Gamble Business Services Canada Company	Canada
Procter & Gamble Canada Holding B.V.	Netherlands
Procter & Gamble Chile Limitada	Chile
Procter & Gamble Chile, Inc.	Ohio
Procter & Gamble Colombia Ltda.	Colombia
Procter & Gamble Commercial de Cuba, S.A.	Cuba
Procter & Gamble Commercial LLC	Puerto Rico
Procter & Gamble Czech Republic s.r.o.	Czech Republic
Procter & Gamble d.o.o. za trgovinu	Croatia
Procter & Gamble Danmark ApS	Denmark
Procter & Gamble de Venezuela, S.C.A.	Venezuela
Procter & Gamble de Venezuela, S.R.L.	Venezuela
Procter & Gamble Detergent (Beijing) Ltd.	China
Procter & Gamble Deuttschland GmbH	Germany
Procter & Gamble Distributing (Philippines) Inc.	Philippines
Procter & Gamble Distributing New Zealand Limited	New Zealand
Procter & Gamble Distribution Company (Europe) BVBA	Belgium
Procter & Gamble Distribution S.R.L.	Romania
Procter & Gamble do Brasil S/A	Brazil
Procter & Gamble do Brazil, LLC	Delaware
Procter & Gamble do Nordeste S/A	Brazil
Procter & Gamble DS Polska Sp. z o.o.	Poland
Procter & Gamble Eastern Europe, LLC	Ohio
Procter & Gamble Ecuador Cia. Ltda.	Ecuador
Procter & Gamble Egypt	Egypt
Procter & Gamble Egypt Distribution	Egypt
Procter & Gamble Egypt Holding	Egypt
Procter & Gamble Egypt Supplies	Egypt
Procter & Gamble Energy Company LLC	Ohio
Procter & Gamble España, S.A.	Spain
Procter & Gamble Europe SA	Switzerland
Procter & Gamble Export Operations SARL	Switzerland
Procter & Gamble Exportadora e Importadora Ltda.	Brazil
Procter & Gamble Exports, LLC	Delaware
Procter & Gamble Fabricação e Comercio Ltda.	Brazil
Procter & Gamble Far East, Inc.	Ohio
Procter & Gamble Finance (U.K.) Ltd.	U.K.
Procter & Gamble Finance Holding Ltd.	U.K.
Procter & Gamble Finance Management S.a.r.l.	Luxembourg
Procter & Gamble Financial Investments LLP	U.K.
Procter & Gamble Financial Services Ltd.	U.K.
Procter & Gamble Financial Services S.a.r.l.	Luxembourg
Procter & Gamble Finland OY	Finland
Procter & Gamble France S.A.S.	France
Procter & Gamble Germany GmbH	Germany
Procter & Gamble Germany GmbH & Co. Operations oHG	Germany
Procter & Gamble GmbH	Germany
Procter & Gamble Grundstucks-und Vermogensverwaltungs GmbH & Co. KG	Germany
Procter & Gamble Gulf FZE	United Arab Emirates
Procter & Gamble Hair Care, LLC	Delaware

Procter & Gamble Hellas Ltd.	Greece
Procter & Gamble Holding (Thailand) Limited	Thailand
Procter & Gamble Holding France S.A.S.	France
Procter & Gamble Holding GmbH	Germany
Procter & Gamble Holding S.r.l.	Italy
Procter & Gamble Holdings (UK) Ltd.	U.K.
Procter & Gamble Home Products Private Limited	India
Procter & Gamble Hong Kong Limited	Hong Kong
Procter & Gamble Hungary Wholesale Trading Partnership (KKT)	Hungary
Procter & Gamble Hygiene & Health Care Limited	India
Procter & Gamble Inc.	Canada
Procter & Gamble India Holdings, Inc.	Ohio
Procter & Gamble Indochina Limited Company	Vietnam
Procter & Gamble Industrial - 2012 C.A.	Venezuela
Procter & Gamble Industrial Colombia Ltda.	Colombia
Procter & Gamble Industrial e Comercial Ltda.	Brazil
Procter & Gamble Industrial S.C.A.	Venezuela
Procter & Gamble Interamericas de Costa Rica, Limitada	Costa Rica
Procter & Gamble Interamericas de Guatemala, Limitada	Guatemala
Procter & Gamble Interamericas de Panama, S. de R.L.	Panama
Procter & Gamble International Operations Pte. Ltd.	Singapore
Procter & Gamble International Operations SA	Switzerland
Procter & Gamble International Operations SA-ROHQ	Philippines
Procter & Gamble International S.a.r.l.	Luxembourg
Procter & Gamble Investment Company (UK) Ltd.	U.K.
Procter & Gamble Investment GmbH	Germany
Procter & Gamble Italia, S.p.A.	Italy
Procter & Gamble Japan K.K.	Japan
Procter & Gamble Kazakhstan Distribution LLP	Kazakhstan
Procter & Gamble Kazakhstan LLP	Kazakhstan
Procter & Gamble Korea S&D Co.	Korea
Procter & Gamble Korea, Inc.	Korea
Procter & Gamble Lanka Private Ltd.	Sri Lanka
Procter & Gamble Leasing LLC	Ohio
Procter & Gamble Levant S.A.L.	Lebanon
Procter & Gamble Limited	U.K.
"Procter & Gamble" LLC	Russia
Procter & Gamble Manufacturing (Thailand) Limited	Thailand
Procter & Gamble Manufacturing (Tianjin) Co. Ltd.	China
Procter & Gamble Manufacturing Belgium N.V.	Belgium
Procter & Gamble Manufacturing Berlin GmbH	Germany
Procter & Gamble Manufacturing GmbH	Germany
Procter & Gamble Manufacturing Mexico S. de R.L. de C.V.	Mexico
Procter & Gamble Manufacturing SA (Pty) Ltd	South Africa
Procter & Gamble Marketing and Services doo	Serbia and Montenegro
Procter & Gamble Marketing Romania SRL	Romania
Procter & Gamble Maroc SA	Morocco
Procter & Gamble Mataro, S.L.U.	Spain
Procter & Gamble Mexico Holding B.V.	Netherlands
Procter & Gamble Mexico Inc.	Delaware
Procter & Gamble Middle East FZE	United Arab Emirates
Procter & Gamble Nederland B.V.	Netherlands
Procter & Gamble Netherlands Investments B.V.	Netherlands

Procter & Gamble Netherlands Services B.V.	Netherlands
Procter & Gamble Nigeria Limited	Nigeria
Procter & Gamble Nordic, LLC	Ohio
Procter & Gamble Norge AS	Norway
Procter & Gamble Operations Polska Sp. z o.o.	Poland
Procter & Gamble Overseas India B.V.	Netherlands
Procter & Gamble Overseas Ltd.	U.K.
Procter & Gamble Pakistan (Private) Limited	Pakistan
Procter & Gamble Partnership LLP	U.K.
Procter & Gamble Peru S.R.L.	Peru
Procter & Gamble Pharmaceuticals France SAS	France
Procter & Gamble Philippines, Inc.	Philippines
Procter & Gamble Polska Sp. z o.o	Poland
Procter & Gamble Portugal - Produtos De Consumo, Higiene e Saúde S.A.	Portugal
Procter & Gamble Product Supply (U.K.) Limited	U.K.
Procter & Gamble Production GmbH	Germany
Procter & Gamble Productions, Inc.	Ohio
Procter & Gamble Productos de Consumo, S.L.U.	Spain
Procter & Gamble Retail Services BVBA	Belgium
Procter & Gamble RHD, Inc.	Ohio
Procter & Gamble RSC Regional Service Company Ltd.	Hungary
Procter & Gamble S.r.l.	Italy
Procter & Gamble SA (Pty) Ltd	South Africa
Procter & Gamble Satis ve Dagitim Ltd. Sti.	Turkey
Procter & Gamble Seine S.A.S.	France
Procter & Gamble Service GmbH	Germany
Procter & Gamble Services (Switzerland) SA	Switzerland
Procter & Gamble Services Company N.V.	Belgium
"Procter & Gamble Services" LLC	Russia
Procter & Gamble Services Ltd.	Kenya
Procter & Gamble Share Incentive Plan Trustee Ltd.	U.K.
Procter & Gamble South America Holding B.V.	Netherlands
Procter & Gamble Sports and Social Club Ltd.	U.K.
Procter & Gamble Sverige AB	Sweden
Procter & Gamble Switzerland SARL	Switzerland
Procter & Gamble Taiwan Limited	Taiwan
Procter & Gamble Taiwan Sales Company Limited	Taiwan
Procter & Gamble Technical Centres Limited	U.K.
Procter & Gamble Technology (Beijing) Co., Ltd.	China
Procter & Gamble Trading (Thailand) Limited	Thailand
Procter & Gamble Tuketim Mallari Sanayii A.S.	Turkey
Procter & Gamble UK	U.K.
Procter & Gamble UK Group Holdings Ltd	U.K.
Procter & Gamble UK Parent Company Ltd.	U.K.
Procter & Gamble Universal Holding B.V.	Netherlands
Procter & Gamble Verwaltungs GmbH	Germany
Procter & Gamble Vietnam, Ltd.	Vietnam
Procter & Gamble, Spol. s.r.o. (Ltd.)	Slovak Republic
Procter & Gamble-Rakona s.r.o.	Czech Republic
Progam Realty & Development Corporation	Philippines
PT Procter & Gamble Home Products Indonesia	Indonesia
PT Procter & Gamble Operations Indonesia	Indonesia
Redmond Products, Inc.	Minnesota
Richardson-Vicks do Brasil Quimica e Farmacêutica Ltda	Brazil

Richardson-Vicks Real Estate Inc.	Ohio
Riverfront Music Publishing Co., Inc.	Ohio
Rosemount LLC	Delaware
Scannon S.A.S.	France
Series Acquisition B.V.	Netherlands
Shulton, Inc.	New Jersey
SPD Development Company Limited	U.K.
SPD Swiss Precision Diagnostics GmbH	Switzerland
Surfac S.R.L.	Peru
Sycamore Productions, Inc.	Ohio
Tambrands Inc.	Delaware
TAOS - FL, LLC	Florida
TAOS Retail, LLC	Delaware
Temple Trees Impex & Investment Private Limited	India
The Art of Shaving - FL, LLC	Florida
The Dover Wipes Company	Ohio
The Gillette Company LLC	Delaware
The Procter & Gamble Distributing LLC	Delaware
The Procter & Gamble GBS Company	Ohio
The Procter & Gamble Global Finance Company, LLC	Ohio
The Procter & Gamble Manufacturing Company	Ohio
The Procter & Gamble Paper Products Company	Ohio
The Procter & Gamble U.S. Business Services Company	Ohio
US CD LLC	Delaware
Vidal Sassoon (Shanghai) Academy	China
Vidal Sassoon Co.	Ohio
WEBA Betriebsrenten-Verwaltungsgesellschaft mbH	Germany